UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    October 5, 2007

Humana Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5975                                          61-0647538
(Commission File Number)                      (IRS Employer Identification No.)

500 West Main Street, Louisville, KY                          40202
(Address of Principal Executive Offices)                         (Zip Code)

502-580-1000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On October 5, 2007, the Centers for Medicare and Medicaid Services ("CMS") provided Humana Inc. (the "Company") with detailed support for CMS's calculations of amounts for the 2006 plan year in accordance with provisions for the Medicare Part D program risk-share corridors, low-income cost subsidies, and reinsurance subsidies.

Amounts due in connection with risk-sharing result from CMS and plan sponsors sharing in variances between actual costs and targeted costs for prescription drugs utilized by beneficiaries during the plan year. As disclosed in footnote 4 of its Form 10-Q for the quarter ended June 30, 2007, Humana has recorded a current liability of approximately $728 million in connection with the Medicare Part D risk sharing provisions for the 2006 plan year. This amount is not materially different from the $726 million included in the detailed calculation the Company received from CMS on October 5, 2007.

The Medicare Part D program also provides for CMS subsidies, whereby CMS assumes responsibility for the reimbursement of individual cost-sharing amounts for low-income beneficiaries, as well as responsibility for the reimbursement of the majority of catastrophic claim expenses, such that plans are substantially not at risk for catastrophic claim amounts. CMS generally pays plans monthly estimates for these low-income cost subsidies and reinsurance subsidies, with the final transfer of funds occurring concurrent with the settlement of the risk sharing for the plan year. Funds exchanged in connection with these subsidies generally do not impact a plan's income from operations or operating cash flows. The amounts recently disclosed by CMS for amounts due to and from Humana in connection with these subsidies were also in line with Humana's estimates.

The Company has also been advised by CMS that the net payable due to CMS for the items noted above will be withheld from the Company's monthly payment for November 2007, as previously anticipated in the Company's guidance for operating cash flows for 2007.

Cautionary Statement

This filing contains statements that are forward-looking. The forward-looking items herein are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking items may be significantly impacted by certain risks and uncertainties described in the company's Form 10-K for the year ended December 31, 2006, its Form 10-Qs for the periods ended March 31, 2007 and June 30, 2007, and Form 8-Ks filed during 2007, as filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Kathleen Pellegrino Kathleen Pellegrino Vice President & Acting General Counsel

Dated:    October 9, 2007